EXHIBIT 5.1

POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
191 PEACHTREE STREET, N.E.
ATLANTA, GEORGIA 30303
(404) 572-6600

July 1, 2004

Community Capital Bancshares, Inc.
2815 Meredyth Drive
Albany, GA 31707

Re:	Registration of 1,000,000 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel to Community Capital Bancshares, Inc. (the “Company”), a Georgia corporation, in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-2 (the “Registration Statement”), of up to 1,000,000 shares (the “Shares”) of common stock, $1.00 par value, of the Company.

     In this capacity, we have examined (1) the Registration Statement, as amended, in the form filed by the Company with the Securities and Exchange Commission; (2) the proposed form of Selling Agency Agreement (the “Selling Agency Agreement”) between the Company and FIG Partners, L.L.C. (“FIG”), pursuant to which FIG will sell the Shares on a best-efforts basis; (3) originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares; and (4) such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Shares, when issued and delivered against payment therefor in accordance with the terms of the Selling Agency Agreement, will be legally and validly issued, fully paid and non-assessable.

Community Capital Bancshares, Inc.
July 1, 2004

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus, which is a part of the Registration Statement.

Very truly yours, /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP